UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2010

SOUTHWEST GAS CORPORATION	SOUTHWEST GAS CAPITAL II
(Exact names of registrant and co-registrant as specified in their charters)

California	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

1-7850	1-31776
(Commission File Number)	(Commission File Number)

88-0085720	88-0085720
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On February 26, 2010, Southwest Gas Corporation (“the Company”), as sponsor of Southwest Gas Capital II (the “Trust”), announced that the Trust will redeem all of its outstanding 7.70% Preferred Trust Securities (“Trust Preferred Securities”) on March 29, 2010 (the “Redemption Date”). This redemption is in connection with the redemption by the Company of all of its outstanding 7.70% Junior Subordinated Debentures, due 2043 to the Trust (at par value of $25 per Subordinated Debenture plus accrued interest).

Pursuant to the redemption provisions of the Amended and Restated Trust Agreement for Southwest Gas Capital II dated as of August 25, 2003 by and among Southwest Gas Corporation, as Sponsor, The Bank of New York Mellon Trust Company, N.A., as Property Trustee, and BNY Mellon Trust of Delaware, as Delaware Trustee, the Trust Preferred Securities will be redeemed at the redemption price of $25 per Trust Preferred Security plus accumulated and unpaid distributions, if any, up to but excluding the Redemption Date. A copy of the Company’s press release is attached hereto as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: February 26, 2010	/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release of preferred securities redemption dated February 26, 2010.